Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2027 Ended September 30, 2026

SUNNYVALE, California, November 5, 2026 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2027 ended September 30, 2026.

The results for the fiscal first quarter of 2027 ended September 30, 2026 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Revenue	$177.8	$170.4	$182.5
Gross Margin	24.5%	23.1%	23.5%
Operating Loss	$(9.0)	$(11.0)	$(4.6)
Net Loss	$(6.1)	$(13.1)	$(2.1)
Net Loss Per Share - Diluted	$(0.20)	$(0.43)	$(0.07)

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Revenue	$177.8	$170.4	$182.5
Non-GAAP Gross Margin	25.2%	23.7%	24.1%
Non-GAAP Operating Income (Loss)	$(1.0)	$(4.8)	$2.5
Non-GAAP Net Income (Loss)	$(2.1)	$(4.0)	$4.2
Non-GAAP Net Income (Loss) Per Share - Diluted	$(0.07)	$(0.13)	$0.13

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2026” below exclude the effect of share-based compensation expense, equity method investment loss (income), and income tax effect of non-GAAP adjustments in each of the periods presented, as well as typhoon-related loss and impairment of long-lived assets for the three months ended September 30, 2026, and China withholding taxes related to investment in CQJV for the three months ended June 30, 2026.

Financial Results for Fiscal Q1 Ended September 30, 2026
•Revenue was $177.8 million, an increase of 4.3% from the prior quarter and a decrease of 2.6% from the same quarter last year.
•GAAP gross margin was 24.5%, up from 23.1% in the prior quarter and up from 23.5% in the same quarter last year.
•Non-GAAP gross margin was 25.2%, up from 23.7% in the prior quarter and up from 24.1% in the same quarter last year.
•GAAP operating expenses were $52.5 million, up from $50.3 million in the prior quarter and up from $47.4 million in the same quarter last year.
•Non-GAAP operating expenses were $45.9 million, up from $45.3 million from last quarter and up from $41.4 million in the same quarter last year.
•GAAP operating loss was $9.0 million, down from $11.0 million from the prior quarter and up from $4.6 million in the same quarter last year.
•Non-GAAP operating loss was $1.0 million as compared to $4.8 million of operating loss for the prior quarter and $2.5 million of operating income for the same quarter last year.
•GAAP net loss per diluted share was $0.20, compared to $0.43 net loss per share for the prior quarter, and $0.07 net loss per share for the same quarter a year ago.
•Non-GAAP net loss per share was $0.07, compared to $0.13 net loss per share for the prior quarter and $0.13 net income per share for the same quarter a year ago.
•Consolidated cash flows provided by operating activities was $5.6 million, as compared to $10.0 million of cash flows used in operating activities in the prior quarter.
•The Company closed the quarter with $175.2 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, "Our September quarter results demonstrate the accelerating momentum in AI and Server, where revenue grew more than 65% sequentially and 250% year-over-year, reaching over 20% of total company revenue. This exceptional growth, driven by increasing demand for AI infrastructure, was complemented by strong performance in Communications and Power Supply and Industrial, including premium smartphone battery protection, Power Tools, and DC Fans. Despite continued weakness in traditional PCs and consumer electronics, our improving business mix contributed to higher gross margins and underscores the tangible progress we are making in transforming AOS into a higher-performance power semiconductor company.

Mr. Chang concluded, "Looking ahead, we are encouraged by the expanding opportunities for our differentiated power solutions as customers address increasingly complex power requirements. We continue to invest in technology, manufacturing capacity, and targeted R&D to support new design wins and broaden our participation across leading global customers. These investments, combined with our total solutions strategy, position AOS to capture a larger share of emerging opportunities and drive more sustainable growth and profitability into 2027 and beyond."

Business Outlook for Fiscal Q2 Ending December 31, 2026

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal second quarter of year 2027 are as follows:

•Revenue to be approximately $180 million, plus or minus $10 million.
•GAAP gross margin to be 25.1%, plus or minus 1%. We anticipate non-GAAP gross margin to be 25.7%, plus or minus 1%.
•GAAP operating expenses to be in the range of $52.0 million, plus or minus $1.0 million. Non-GAAP operating expenses are expected to be in the range of $46.0 million, plus or minus $1.0 million.
•Interest income is expected to be $0.4 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2026 today, November 5, 2026 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (585) 542 9983 or +1 (833) 461 5787 if dialing from outside the United States and Canada. The access code is 796 790 198. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for up to one year after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, opportunities in the Advance Computing market, market trends in the semiconductor industry, expectation on business and product mix and margin level, ability to gain market share and increased BOM content, seasonality of our business, our ability to sustain growth and expand our end markets, expectations regarding R&D investment and high performance application; the success of our investment strategy, expectation with respect to financial performance in 2027 and beyond, , our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, and income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2026.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment, including tariff and trade policies; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our lack of control over the joint venture in China; our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, typhoon-related loss, China withholding taxes related to investment in CQJV, impairment of long-lived assets, income tax effect of non-GAAP adjustments and equity method investment income (loss) from equity investee. We also disclose certain non-GAAP financial measures in our financial guidance for the next quarter, including non-GAAP gross margin and non-GAAP operating expenses. We believe that these historical and forward-looking non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) reconciliation table for all periods presented as management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide bandgap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal computers, graphics cards, datacenters, AI servers, smartphones, consumer and industrial motor controls, TVs, lightings, automotive electronics, and power supply units for various equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025

Revenue	$177,756	$170,371	$182,501
Cost of goods sold	134,258	131,026	139,656
Gross profit	43,498	39,345	42,845
Gross margin	24.5%	23.1%	23.5%

Operating expenses:
Research and development	28,436	28,456	24,145
Selling, general and administrative	24,070	21,876	23,284
Total operating expenses	52,506	50,332	47,429
Operating loss	(9,008)	(10,987)	(4,584)

Other income (loss), net	(548)	431	2,468
Interest income	899	952	892
Interest expenses	(101)	(122)	(360)
Net loss before income taxes and equity method investment income (loss)	(8,758)	(9,726)	(1,584)

Income tax expense	1,536	3,036	1,927
Net loss before equity method investment income (loss)	(10,294)	(12,762)	(3,511)
Equity method investment income (loss)	4,150	(301)	1,389
Net loss	$(6,144)	$(13,063)	$(2,122)

Net loss per common share
Basic	$(0.20)	$(0.43)	$(0.07)
Diluted	$(0.20)	$(0.43)	$(0.07)

Weighted average number of common shares used to compute net loss per share
Basic	30,286	30,143	30,036
Diluted	30,286	30,143	30,036

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2026	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$175,215	$180,771
Restricted cash	437	654
Accounts receivable, net	53,250	42,798
Inventories	196,265	201,384
Other current assets	12,679	12,311
Total current assets	437,846	437,918
Property, plant and equipment, net	307,237	314,671
Operating lease right-of-use assets, net	20,957	22,271
Intangible assets, net	1,360	1,347
Equity method investment	148,496	142,658
Deferred income tax assets	8,824	8,630
Other long-term assets	36,056	36,060
Total assets	$960,776	$963,555
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,670	$46,951
Accrued liabilities	60,093	57,677
Payable related to equity investee, net	9,322	8,694
Income taxes payable	3,537	2,849
Short-term debt	2,879	3,094
Deferred revenue	—	726
Finance lease liabilities	1,011	1,085
Operating lease liabilities	6,351	6,290
Total current liabilities	124,863	127,366
Long-term debt	—	537
Income taxes payable - long-term	4,861	4,776
Deferred income tax liabilities	12,540	11,936
Finance lease liabilities - long-term	—	189
Operating lease liabilities - long-term	15,428	16,787
Other long-term liabilities	2,744	4,063
Total liabilities	160,436	165,654
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2026 and June 30, 2026	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:38,346 shares and 30,305 shares, respectively at September 30, 2026 and 38,294 shares and 30,253 shares, respectively at June 30, 2026	77	77
Treasury shares at cost: 8,041 shares at September 30, 2026 and 8,041 shares at June 30, 2026	(97,097)	(97,097)
Additional paid-in capital	413,586	406,933
Accumulated other comprehensive loss	(1,596)	(3,526)
Retained earnings	485,370	491,514
Total shareholders' equity	800,340	797,901
Total liabilities and shareholders' equity	$960,776	$963,555

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Three Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$5,585	$10,187
Net cash provided by (used in) investing activities	(9,955)	81,945
Net cash used in financing activities	(1,459)	(21,634)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	56	(66)
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,773)	70,432
Cash, cash equivalents and restricted cash at beginning of period	181,425	153,498
Cash, cash equivalents and restricted cash at end of period	$175,652	$223,930

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025

GAAP gross profit	$43,498	$39,345	$42,845
Share-based compensation	1,034	1,101	1,065
Typhoon-related loss	302	—	—
Non-GAAP gross profit	$44,834	$40,446	$43,910
Non-GAAP gross margin as a % of revenue	25.2%	23.7%	24.1%

GAAP operating expense	$52,506	$50,332	$47,429
Share-based compensation	6,062	5,071	6,067
Impairment of long-lived assets	581	—	—
Non-GAAP operating expense	$45,863	$45,261	$41,362

GAAP operating loss	$(9,008)	$(10,987)	$(4,584)
Share-based compensation	7,096	6,172	7,132
Typhoon-related loss	302	—	—
Impairment of long-lived assets	581	—	—
Non-GAAP operating income (loss)	$(1,029)	$(4,815)	$2,548
Non-GAAP operating margin as a % of revenue	(0.6)%	(2.8)%	1.4%

GAAP net loss	$(6,144)	$(13,063)	$(2,122)
Share-based compensation	7,096	6,172	7,132
Typhoon-related loss	302	—	—
Equity method investment (income) loss	(4,150)	301	(1,389)
Impairment of long-lived assets	581	—	—
China withholding taxes related to investment in CQJV	—	2,550	—
Income tax effect of non-GAAP adjustments	247	7	555
Non-GAAP net income (loss)	$(2,068)	$(4,033)	$4,176
Non-GAAP net margin as a % of revenue	(1.2)%	(2.4)%	2.3%

GAAP net loss	$(6,144)	$(13,063)	$(2,122)
Share-based compensation	7,096	6,172	7,132
Amortization and depreciation	14,635	14,488	14,341
Equity method investment (income) loss	(4,150)	301	(1,389)
Interest income	(899)	(952)	(892)
Interest expenses	101	122	360
Income tax expense	1,536	3,036	1,927
EBITDAS	$12,175	$10,104	$19,357

GAAP diluted net loss per share	$(0.20)	$(0.43)	$(0.07)
Share-based compensation	0.23	0.20	0.23
Typhoon-related loss	0.01	—	—
Equity method investment (income) loss	(0.14)	0.01	(0.04)
China withholding taxes related to investment in CQJV	—	0.09	—
Impairment of long-lived assets	0.02	—	—

Income tax effect of non-GAAP adjustments	0.01	0.00	0.01
Non-GAAP diluted net income (loss) per share	$(0.07)	$(0.13)	$0.13

Weighted average number of common shares used to compute GAAP diluted net loss per share	30,286	30,143	30,036
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	30,286	30,143	31,487

Alpha and Omega Semiconductor Limited
Reconciliation of GAAP to Non-GAAP Outlook
For Fiscal Q2 Ending December 31, 2026
(in millions, except percentages)
(unaudited)

GAAP gross margin	25.1%
Estimated share-based compensation expense	0.6%
Non-GAAP gross margin	25.7%

GAAP operating expenses	$52.0
Estimated stock-based compensation expense	(6.0)
Non-GAAP operating expenses	$46.0

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